Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is dated as of April 30, 2019, by and between Workhorse Group Inc., a Nevada corporation (the “Company”), and the investor identified on the signature page hereto (including its successors and assigns, the “Investor”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Subscription Agreement and pursuant to the Company’s effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-213100), effective as of December 23, 2016 (as amended and/or supplemented from time to time, the “Registration Statement”), the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, common shares of the Company (the “Securities”) as more fully described in this Subscription Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Subscription Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. Subscription.

(a) The Investor agrees to buy, and the Company agrees to sell and issue to the Investor, an aggregate of $2,000,000 of Securities, with the Investor purchasing the Securities in the amount equal to the Investor’s subscription amount at the price per share as set forth on the signature page hereto executed by the Investor (the “Subscription Amount”).

(b) The Securities have been registered on the Registration Statement. The Registration Statement has been declared effective by the Securities and Exchange Commission (the “SEC”) and is effective on the date hereof. A final prospectus supplement is attached hereto as Exhibit A and will be delivered to the Investor as required by law.

(c) The completion of the purchase and sale of the Securities (the “Closing”) shall take place remotely by facsimile transmission or other electronic means as the parties may mutually agree, on May 1, 2019, or such other date as agreed between the Company and the Investor. At the Closing, (i) the Investor shall pay the Subscription Amount by wire transfer of immediately available funds to the Company to such bank account or accounts as shall be designated by the Company, (ii) the Company shall cause the Securities to be delivered to the Investor and shall provide the Investor with a certificate signed by a duly authorized officer confirming: (a) that the representations and warranties of the Company set forth in Section 2 are true and correct as of the Closing and (b) the absence of any material adverse change in the Company, its business, or prospects since the date of this Subscription Agreement, (iii) the Company shall deliver such certificates and opinions of counsel as are customary for registered direct transactions as may be reasonably requested by the Investor and (iv) the Company will have entered into that Third Amendment to the Credit Agreement by and between the Company, Wilmington Trust and Marathon Asset Management LP.

2. Representations and Warranties of the Company. The Company represents and warrants as of the date hereof to the Investor as follows:

(a) it has the full corporate power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder;

(b) this Subscription Agreement has been duly authorized and executed by, and when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity;

(c) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company’s charter or by-laws, as amended or restated to date, or any other organizational documents;

(d) the Securities, when issued and paid for in accordance with the terms of this Subscription Agreement, will be duly authorized, validly issued, fully paid and non-assessable;

(e) the Registration Statement, at the time it became effective, did not, and as of the time hereof and as of the Closing, does not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) this Subscription Agreement, the Registration Statement, the Securities, and any associated materials and statements materially comply with all applicable laws, rules, and regulations, including without limitation United States federal and state securities laws; and

(g) the Securities are being offered and sold pursuant to the Company’s effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-213100), effective as of December 23, 2016.

3. Representations, Warranties and Acknowledgments of the Investor.

(a) The Investor hereby represents and warrants as of the date hereof to the Company as follows:

(i) it has the full right, power and authority to enter into this Subscription Agreement and to perform all of its obligations hereunder;

(ii) this Subscription Agreement has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity;

(iii) the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Investor’s governing or organizational documents;

(iv) the Investor has had full access to the prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials, if desired;

(v) it has had no position, office or other material relationship within the past three years with the Company (which, for the avoidance of doubt, excludes ownership of Securities);

(vi) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) as of the Closing;

(vii) the Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby;

(viii) the Investor is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Investor has relied on the advice of, or has consulted with, only its own advisors; and

(ix) neither the Investor nor any group of investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Securities, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Company’s common shares (or securities convertible into or exercisable for common shares) or the voting power of the Company on a post-transaction basis.

(b) The Investor hereby also represents and warrants as of the date hereof to the Company that, other than the transactions contemplated hereunder, the Investor has not, directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any transactions in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c) The Investor acknowledges and agrees that the issuance by the Company of the Securities will be conditional upon receipt of all necessary regulatory approvals, including those of the Nasdaq Capital Market.

4. Miscellaneous.

(a) Each party shall pay the fees and expenses of its advisors, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Subscription Agreement. The Company shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

(b) This Subscription Agreement constitutes the entire understanding and agreement among the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription Agreement.

(c) This Subscription Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that the parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.

(d) The provisions of this Subscription Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription Agreement and this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(e) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier or sent via facsimile or by e-mail delivery and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the Investor’s signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(f) No provision of this Subscription Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) This Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WORKHORSE GROUP INC.

By:
Name: Duane Hughes
Title: CEO
Address: 100 Commerce Dr., Loveland, Ohio 45140

[Company Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: _____________________________________________________________

Signature of Authorized Signatory of Investor: _______________________________________

Name of Authorized Signatory: _____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Securities to Investor (if not same as address for notice) / DWAC Account Number:

Subscription Amount: _____________

Price per Common Share: $_____________

Common Shares: _____________

EIN Number:

[Investor Signature Page to Subscription Agreement]

Exhibit A

Attached